Exhibit 5.1

FREDERICK W. DREHER
DIRECT DIAL: 215.979.1234
PERSONAL FAX: 215.979.1213
E-MAIL: fwdreher@duanemorris.com
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December 17, 2007
Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
     Re: F.N.B. Corporation Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to F.N.B. Corporation, a Florida corporation (“FNB”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the registration statement on Form S-4 (the “Registration Statement”) of up to 26,600,000 shares (the “Shares”) of FNB’s common stock, par value $.01 per share. The Shares are issuable by FNB in exchange for outstanding shares of common stock, par value $5.00 per share, of Omega Financial Corporation, a Pennsylvania corporation (“Omega”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of November 8, 2007 between FNB and Omega (the “Merger Agreement”).
     In connection therewith, we have examined the following:
•	The Articles of Incorporation, as amended, of FNB, certified by the Secretary of State of the State of Florida;

•	The Bylaws of FNB, certified as complete and correct by the Secretary of FNB;

•	Minutes of meetings of the board of directors of FNB, certified as correct and complete by the Secretary of FNB;

Duane Morris llp
30 South 17th Street PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

Board of Directors
F.N.B. Corporation

December 17, 2007
•	Certificate of Active Status with respect to FNB, issued by the Secretary of State of the State of Florida; and

•	The Registration Statement.
     Based upon such examination and upon our examination of such other instruments and records that we have deemed necessary, we are of the opinion that:
•	FNB has been duly incorporated and its status is active under the laws of the State of Florida; and

•	The Shares have been legally authorized and, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the joint proxy statement/prospectus contained in the Registration Statement.

Respectfully, DUANE MORRIS LLP
By:	/s/ Frederick W. Dreher
Frederick W. Dreher